EXHIBIT 99.1

PCTEL Reports $23.5 Million in Second Quarter Revenue

BLOOMINGDALE, Illinois – August 8, 2019 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the second quarter ended June 30, 2019.

Highlights

•

Revenue of $23.5 million in the quarter, 9% higher compared to the prior year.  The second quarter revenue was higher by 82% for the test and measurement product line and lower by 8% for the antenna product line compared to the second quarter 2018.

•

Gross profit margin of 45.5% in the quarter, up 9.4% compared to gross profit margin in the prior year. The increase in the second quarter is a result of higher revenues for test and measurement products and improved profitability for antenna products.

•	GAAP net income per share of $0.05 in the quarter compared to a GAAP loss of $0.07 per share in the second quarter last year.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to reflect the results of its core earnings. A reconciliation of those non-GAAP measures to our GAAP financial statements is provided later in the press release.

•	Non-GAAP net income per share of $0.13 in the quarter compared to a break-even in the second quarter last year.

•	Adjusted EBITDA margin as a percent of revenue of 13% in the quarter compared to 2% in the second quarter last year.

•	$36.8 million of cash and short-term investments at June 30, 2019 and no debt.

•	The Company will incur restructuring expense in the second half of fiscal year 2019 related to the transition plan for China manufacturing.

“We are pleased with the sequential revenue and gross margin growth driven by 5G scanning receiver demand and significant Industrial IoT antenna project wins and facilitated by the cost reduction and realignment actions we took over the past year,” said David Neumann, PCTEL’s CEO.  “We are in the early stages of 5G and the deployment of Industrial IoT systems.  PCTEL has the capabilities and resources to grow with these markets and increase value for all stakeholders.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 5497038. The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 5497038.

About PCTEL

PCTEL, Inc. is a leading global supplier of antennas and wireless network testing solutions. Founded in 1994, we are currently celebrating our 25th anniversary. PCTEL’s precision antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). We offer in-house design, testing, radio integration, and manufacturing capabilities for our customers. PCTEL’s test and measurement tools improve the performance of wireless networks globally, with a focus on LTE, public safety, and emerging 5G technologies. Network operators, neutral hosts, and equipment manufacturers rely on our scanning receivers and testing solutions to analyze, design, and optimize their networks.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our antenna solutions and test and measurement businesses, the impact of our transition plan for manufacturing in China and our 2018 cost reduction actions, the anticipated demand for certain products including those related to public safety, the Industrial IoT and the rollout of 5G, the impact of tariffs on certain imports from China, and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally including demand from customers in China, growth and continuity in PCTEL’s defined market segments, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2019 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanMichael Rosenberg

CFODirector of Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 372-6800(301) 444-2046

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$4,066	$4,329
Short-term investment securities	32,694	30,870
Accounts receivable, net of allowances of $99 and $63 at June 30, 2019 and December 31, 2018, respectively	16,108	15,864
Inventories, net	13,140	12,848
Prepaid expenses and other assets	1,412	1,416
Total current assets	67,420	65,327

Property and equipment, net	11,536	12,138
Goodwill	3,332	3,332
Intangible assets, net	574	1,029
Other noncurrent assets	1,291	45
TOTAL ASSETS	$84,153	$81,871
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,881	$6,083
Accrued liabilities	7,384	5,801
Total current liabilities	13,265	11,884
Long-term liabilities	759	381
Total liabilities	14,024	12,265
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,417,701 and 18,271,249 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	18	18
Additional paid-in capital	133,753	133,859
Accumulated deficit	(63,431)	(64,055)
Accumulated other comprehensive loss	(211)	(216)
Total stockholders’ equity	70,129	69,606
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$84,153	$81,871

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

REVENUES	$23,499	$21,582	$44,090	$43,313
COST OF REVENUES	12,805	13,783	24,737	27,650
GROSS PROFIT	10,694	7,799	19,353	15,663
OPERATING EXPENSES:
Research and development	3,006	3,053	6,009	5,993
Sales and marketing	3,097	3,075	5,895	6,102
General and administrative	3,914	3,149	7,167	6,143
Amortization of intangible assets	48	124	122	248
Restructuring expenses	0	0	0	0
Total operating expenses	10,065	9,401	19,193	18,486
OPERATING INCOME (LOSS)	629	(1,602)	160	(2,823)
Other income, net	320	209	481	260
INCOME (LOSS) BEFORE INCOME TAXES	949	(1,393)	641	(2,563)
Expense (benefit) for income taxes	8	(167)	17	(479)
NET INCOME (LOSS)	$941	$(1,226)	$624	$(2,084)

Net Income (Loss) per Share:
Basic	$0.05	$(0.07)	$0.04	$(0.12)
Diluted	$0.05	$(0.07)	$0.03	$(0.12)
Weighted Average Shares:
Basic	17,828	17,142	17,725	17,099
Diluted	17,934	17,142	17,916	17,099

Cash dividend per share	$0.055	$0.055	$0.110	$0.110

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
.	2019	2018

Operating Activities:
Net income (loss)	$624	$(2,084)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and Amortization	1,425	1,381
Intangible asset amortization	455	581
Stock-based compensation	2,328	1,786
Loss on disposal of property and equipment	30	(5)
Restructuring costs	(14)	(20)
Bad debt provision	11	124
Deferred tax provision	0	(390)
Changes in operating assets and liabilities:
Accounts receivable	(234)	473
Inventories	(268)	(813)
Prepaid expenses and other assets	354	330
Accounts payable	(231)	2,743
Income taxes payable	(46)	(38)
Other accrued liabilities	675	(2,107)
Deferred revenue	(40)	16
Net cash provided by operating activities	5,069	1,977
Investing Activities:
Capital expenditures	(986)	(1,519)
Proceeds from disposal of property and equipment	0	14
Purchases of investments	(26,823)	(22,712)
Redemptions/maturities of short-term investments	24,999	26,307
Net cash (used in) provided by investing activities	(2,810)	2,090
Financing Activities:
Proceeds from issuance of common stock	338	364
Payment of withholding tax on stock-based compensation	(743)	(289)
Principle payments on finance leases	(52)	(57)
Cash dividends	(2,029)	(1,999)
Net cash used in financing activities	(2,486)	(1,981)

Net (decrease) increase in cash and cash equivalents	(227)	2,086
Effect of exchange rate changes on cash	(36)	(42)
Cash and cash equivalents, beginning of period	4,329	5,559
Cash and Cash Equivalents, End of Period	$4,066	$7,603

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)

(in thousands)

	Three Months Ended June 30, 2019				Six Months Ended June 30, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$16,014	$7,526	$(41)	$23,499	$31,102	$13,062	$(74)	$44,090

GROSS PROFIT	$5,569	$5,112	$13	$10,694	$10,430	$8,898	$25	$19,353

GROSS PROFIT %	34.8%	67.9%		45.5%	33.5%	68.1%		43.9%

	Three Months Ended June 30, 2018				Six Months Ended June 30, 2018
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$17,478	$4,135	$(31)	$21,582	$35,243	$8,134	$(64)	$43,313

GROSS PROFIT	$5,031	$2,755	$13	$7,799	$10,229	$5,426	$8	$15,663

GROSS PROFIT %	28.8%	66.6%		36.1%	29.0%	66.7%		36.2%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (loss)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018

	Operating Income (Loss)	$629	$(1,602)	$160	$(2,823)

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167	333	333
	-Operating expenses	48	124	122	248
	Restructuring	0	0	0	0

	Stock Compensation:
	-Cost of revenues	102	93	205	181
	-Engineering	177	159	350	297
	-Sales & marketing	182	157	363	288
	-General & administrative	983	710	1,410	1,021
		1,659	1,410	2,783	2,368
	Non-GAAP Operating Income (Loss)	$2,288	$(192)	$2,943	$(455)
	% of revenue	9.7%	-0.9%	6.7%	-1.1%

Reconciliation of GAAP net loss to non-GAAP net income (loss)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018

	Net Income (Loss)	$941	$(1,226)	$624	$(2,084)

	Adjustments:
(a)	Non-GAAP adjustment to operating income (loss)	1,659	1,410	2,783	2,368
	Income Taxes	(201)	(168)	(257)	(463)
		1,458	1,242	2,526	1,905
	Non-GAAP Net Income (Loss)	$2,399	$16	$3,150	$(179)

	Non-GAAP Income (Loss) per Share:
	Basic	$0.13	$0.00	$0.18	$(0.01)
	Diluted	$0.13	$0.00	$0.18	$(0.01)

	Weighed Average Shares:
	Basic	17,828	17,142	17,725	17,099
	Diluted	17,934	17,554	17,916	17,099

This schedule reconciles the Company's GAAP operating income (loss) to its non-GAAP operating income (loss).  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (loss) (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net income (loss) include the non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating loss to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2019	2018	2019	2018

Operating Income (Loss)	$629	$(1,602)	$160	$(2,823)

Add:
Depreciation and amortization	713	707	1,425	1,381
Intangible amortization	215	291	455	581
Stock compensation expenses	1,444	1,119	2,328	1,787
Adjusted EBITDA	$3,001	$515	$4,368	$926
% of revenue	12.8%	2.4%	9.9%	2.1%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.